Exhibit 99.1

San Juan Basin Royalty Trust

News Release

Compass Bank, Trustee

300 West Seventh Street, Suite B

Fort Worth, Texas 76102

San Juan Basin Royalty Trust

Trustee Announces Change in Personnel

FORT WORTH, Texas, September 30, 2015 – Compass Bank, as Trustee of the San Juan Basin Royalty Trust (NYSE:SJT), today announced that Lee Ann Anderson has resigned her position as Vice President and Senior Trust Officer of Compass Bank effective October 7, 2015. Joshua R. Peterson, Vice President and Senior Trust Officer of Compass Bank, has assumed Ms. Anderson’s responsibilities with respect to administration of the Trust.

Contact:	San Juan Basin Royalty Trust
Compass Bank
Joshua R. Peterson, Vice President & Senior Trust Officer
Kaye Wilke, Investor Relations, toll-free: (866) 809-4553
Fax: (817) 735-0936
	Website:	www.sjbrt.com
	e-mail:	sjt.us@bbva.com